Exhibit 4.9

CONTRATO DE ARRENDAMIENTO

Conste por el presente documento que se extiende por duplicado, el CONTRATO DE ARRENDAMIENTO que celebran de una parte como **ARRENDADOR,** los condominios siguientes: LUISA PALACIOS DE LAS CASAS con DNI 08261953, CARMEN PALACIOS DE DIERKING con DNI 08787760, ROCIO PALACIOS VALLE con DNI 10005679, VIRGINIA PALACIOS VALLE con DNI 09542886, RICARDO PALACIOS VALLE con DNI 10001126 e INMOBILIARIA INVERSIONES MARIA SAC con R.U.C. 20101392105, cuyo representante legal es el Sr. RICARDO ANTONIO PALACIOS DE LAS CASAS, identificado con DNI 08213960 con domicilio en la Calle Galeón No. 238, Chacarilla del Estanque, Distrito de San Borja , Provincia y Departamento de Lima, representados por LUISA PALACIOS DE LAS CASAS y

De la otra parte como **ARRENDATARIO,** NORSEMONT PERU S.A.C., RUC Nº 2051116581, con domicilio legal en Av. Dos de Mayo 1321, Distrito de San Isidro, Provincia y Departamento de Lima, representada por su Gerente General, Dra. Xennia Maria Forno Castro Pozo, identificado con D.N.I. 07202226, quien se encuentra facultado según poder inscrito en el Asiento C-0001 de la Partida N° 11769292 del Registro de Personas Jurídicas de Lima.

PRIMERO: OBJETO

1.1 **EL ARRENDADOR** es propietario de un **INMUEBLE** (en adelante el **INMUEBLE**) ubicado en la Calle Arístides Aljovin No. 431, Distrito de Miraflores, Provincia y Departamento de Lima inscrito en la Partida N° tomo 341 foja 367 asiento 1 de los Registros Públicos de Lima y Callao.

1.2 En virtud del presente Contrato, **EL ARRENDADOR** entrega en arrendamiento el **INMUEBLE** a favor de **EL ARRENDATARIO** bajo los términos y condiciones expuestos en el presente documento.

SEGUNDO: SOBRE EL PLAZO DE VIGENCIA

El plazo de vigencia de este Contrato es de 12 meses contados a partir del 16 de Marzo del 2006, por lo que el presente Contrato concluirá y vencerá el día 15 de Marzo del año 2007, pudiendo ser renovado por un período igual con un aviso de 30 días de anticipación por parte de **EL ARRENDATARIO y previo acuerdo de EL ARRENDADOR.**

Lease end March-15-2007

TERCERO: SOBRE LA RENTA DE ARRENDAMIENTO

- Las partes acuerdan que **EL ARRENDATARIO** deberá pagar a favor de **ELARRENDADOR** una renta mensual de US $1,200.00 (un mil doscientos y 00/100 dólares americanos) incluido el impuesto de ley correspondiente.

Monthly rent $1200 = USD

- **EL ARRENDATARIO** deberá realizar, al momento de la firma del presente contrato un pago adelantado por la renta correspondiente al

primer mes; es decir US $1,200.00 (un mil doscientos y 00/100 dólares americanos) incluido el impuesto de ley correspondiente.

downpymt $1200 USD (1 month)

A partir del inicio del segundo mes de vigencia del presente Contrato, **EL ARRENDATARIO** continuará con el pago mensual por adelantado entre el día 15 y 20 de cada mes mediante cheque o deposito en la cuenta ahorros dólares N° 194-13780571-1-67 del Banco de Crédito del Perú a nombre de Martha de las Casas de Palacios o Luisa Palacios de las Casas.

CUARTO: SOBRE EL DESTINO DEL INMUEBLE

Las partes dejan establecido que **EL ARRENDATARIO** únicamente podrá utilizar el **INMUEBLE** con la finalidad de desarrollar en éste una oficina administrativa, no pudiendo darle ningún otro destino del expresamente convenido en esta cláusula sin autorización expresa y por escrito de **EL ARRENDADOR.** Queda expresamente establecido que cualquier riesgo o costo, tales como multas, que pudieran derivarse del uso diferente del INMUEBLE a lo establecido en esta cláusula, deberá asumirlo **EL ARRENDATARIO,** sin perjuicio de la facultad de **EL ARRENDADOR** de reclamar la resolución del presente Contrato.

EL ARRENDADOR deja constancia que el **INMUEBLE** ha sido utilizado en el pasado como oficina administrativa a puerta cerrada.

QUINTO: SOBRELA EXPRESA PROHIBICION DE TRANSFERENCIA, TRASPASO Y SUB-ARRIENDO DE LA PROPIEDAD

EL ARRENDATARIO no podrá transferir el derecho de uso que recibe sobre el **INMUEBLE**, ni ceder la posición contractual derivada de este Contrato, ni subarrendar el **INMUEBLE**, en todo o en parte; sin el consentimiento previo de **EL ARRENDADOR.**

SEXTO: SOBRE EL INCUMPLIMIENTO DE LA OBLIGACION DE RESTITUIR LA POSESION DEL INMUEBLE AL VENCIMIENTO DEL PLAZO DE VIGENCIA DEL CONTRATO Y SU PENALIDAD

En el caso que al vencimiento del plazo de vigencia del presente Contrato y/o la resolución del mismo, **EL ARRENDATARIO** no cumpliese con restituir la posesión del **INMUEBLE** a favor de **EL ARRENDADOR,** por el motivo o circunstancia que se invocase, **EL ARRENDATARIO** deberá pagar a favor de **EL ARRENDADOR** la suma de US $ 50.00 (cincuenta y 00/100 Dólares Americanos) diarios por concepto de penalidad, adicional a la renta mensual pactada, hasta la fecha de devolución efectiva del **INMUEBLE**, de conformidad con las estipulaciones contenidas en el presente Contrato.

SETIMO: SOBRE EL ESTADO ACTUAL DEL INMUEBLE Y MEJORAS

EL ARRENDATARIO declara conocer el estado actual del **INMUEBLE**, el mismo que se encuentra en buenas condiciones de conservación y uso; y por

consiguiente, declara no tener nada que reclamar a **EL ARRENDADOR** en ningún momento acerca de su estado; salvo, en los casos de vicio oculto o desperfectos que no hubiesen podido ser determinados bajo una observación diligente por parte de **EL ARRENDATARIO.**

Toda mejora que **EL ARRENDATARIO** introdujera en el inmueble cualquiera que fuera su naturaleza quedará a beneficio de **EL ARRENDADOR** sin obligación de reintegro alguno por parte de ésta último siempre y cuando haya sido autorizada previamente por **EL ARRENDADOR**. En caso la mejora se produzca sin autorización escrita de **EL ARRENDADOR,** será automática causal de resolución del contrato y será responsable de los gastos en que incurra **EL ARRENDATARIO** por su incumplimiento.

OCTAVO: SOBRE LA OBLIGACION DE PAGO DE IMPUESTOS, GASTOS DE MANTENIMIENTO Y REPARACION DE DAÑOS EN EL INMUEBLE

Todos los tributos, licencias y en general todas las obligaciones para con el Estado, Municipalidad, Fisco y las Entidades oficiales o Gubernamentales o Paraestatales, existentes o por crearse, cualesquiera que fuera su clase o denominación, sin excepción alguna, que gravaren el uso del **INMUEBLE**, serán de exclusivo cargo de **EL ARRENDATARIO**, salvo aquellos tributos y/o licencias que le correspondan a **EL ARRENDADOR** por su condición de propietario del **INMUEBLE**.

NOVENO: SOBRE EL VENCIMIENTO DEL CONTRATO

9.1 Al vencimiento del plazo de vigencia del presente Contrato, **EL ARRENDATARIO** se obliga a hacer entrega del **INMUEBLE** sin necesidad de notificación o aviso previo de **EL ARRENDADOR**.

9.2 Queda convenido entre las partes que si antes del vencimiento del plazo antes señalado, **EL ARRENDATARIO** tuviera, por motivos de fuerza mayor, que desocupar y devolver el **INMUEBLE**, deberá dar aviso por escrito a **EL ARRENDADOR** con treinta (30) días de anticipación y abonarle a título de penalidad, el importe equivalente a un (1) mes de renta, además de pagar el arrendamiento por el mes en curso hasta el momento que entrega el **INMUEBLE** a **EL ARRENDADOR**.

DÉCIMO : SOBRE LA DEVOLUCION DEL INMUEBLE Y EL DEPOSITO DE GARANTIA

EL ARRENDATARIO se compromete a devolver el **INMUEBLE** al vencimiento de Contrato en el estado y condición original que recibió, es decir, debe devolverlo en buen estado de conservación todos sus servicios, vidrios completos y enteros. Igualmente los aparatos y servicios higiénicos completos y demás accesorios, en perfecto estado de funcionamiento, lo mismo que las instalaciones de agua, desagüe y luz eléctrica. En todo caso no se podrá aceptar más deterioro en el **INMUEBLE** que el proveniente del uso cuidadoso, ordinario y normal de él.

En garantía de todo lo expuesto en la presente cláusula, así como del estricto cumplimiento de todas las estipulaciones del presente Contrato y de los pagos,

al día, de todos los recibos por los servicios públicos a cargo de **EL ARRENDATARIO**, ésta entrega a **EL ARRENDADOR** en el acto de la firma de este documento la suma de US $1.200 (Un Mil Doscientos y 00/100 dólares americanos) en calidad de depósito de garantía, los cuales podrán ser aplicados al momento de la devolución del **INMUEBLE** a los gastos que fueran necesarios para el cumplimiento estricto de todas las estipulaciones referentes a mantenimiento, conservación, reparaciones, daños, reemplazos, modificaciones, restituciones, instalaciones, deudas y otras obligaciones de **EL ARRENDATARIO**, en general del cabal cumplimiento del presente contrato de Arrendamiento.

Este Depósito de Garantía será devuelto a **EL ARRENDATARIO**, al vencimiento del plazo de vigencia del presente Contrato, sin intereses alguno y previa comprobación del cumplimiento de absolutamente todo lo anunciado en la presente cláusula y que todos los recibos de pagos de luz, de agua, de licencia, de arbitrios y otros, estén cancelados al día de la entrega física del local. En caso contrario, dicho depósito en garantía será aplicado para pagar todos los gastos correspondientes a las obligaciones derivadas en favor de **EL ARRENDADOR** indicadas en el presente Contrato.

DÉCIMO PRIMERO: SOBRE LA ENTREGA DE RECIBOS POR SERVICIOS DEBIDAMENTE CANCELADOS

EL ARRENDATARIO, al dejar el predio, materia del presente contrato, deberá entregar fotocopia de los últimos recibos cancelados de luz, agua, licencias, gabelas, arbitrios municipales y otros, girados incluyendo el día de la entrega física del local.

Asimismo, todos los gastos y servicios incurridos hasta el 16 de marzo del 2006 serán por cuenta de EL ARRENDADOR.

DÉCIMO SEGUNDO: SOBRE LA VISITAS

Queda convenido por las partes, que **EL ARRENDADOR** podrá inspeccionar el adecuado uso y/o mantenimiento del inmueble materia de arrendamiento cuando menos al cuarto, sétimo y décimo mes de vigencia de este contrato. Para ello bastará un previo aviso no necesariamente por escrito y con una anticipación de 24 horas.

DECIMO TERCERO: SOBRE LA BASE LEGAL

Este Contrato para todos sus efectos queda sometido exclusivamente a las disposiciones del Código Procesal y del Código de Procedimientos Civiles

Suscrito el presente documento en duplicado, de un mismo tenor y a un solo efecto, recibiendo el original el **ARRENDADOR** y el duplicado el **ARRENDATARIO**, en Lima a los 16 días del mes de marzo del 2006.

LOS ARRENDADORES	**EL ARRENDATARIO**